UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

10368 West Centennial Road Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(303) 973-9311
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On October 3, 2016, the Board of Directors (the “Board”) of CPI Card Group Inc. (the “Company”) increased the size of the Board from seven (7) members to nine (9) members and appointed Mr. Scott Scheirman and Mr. Silvio Tavares to the Board.

Mr. Scheirman, age 53, will serve as Chairman of the Audit Committee. Mr. Scheirman is the Chief Executive Officer and a co-founder of JKL Ventures LLC, a private investment and strategic advisory firm, a role he has held since February 2014.  Prior to founding JKL Ventures LLC, Mr. Scheirman served as the Executive Vice President and Chief Financial Officer of Western Union (NYSE:WU) from September 2006 to December 2013. Prior to joining Western Union, Mr. Scheirman held a variety of executive leadership and financial officer roles at First Data Corporation (NYSE:FDC), and began his career at Ernst & Young LLP. Mr. Scheirman holds a Bachelor of Science degree in Business Administration with an emphasis in Accounting from the University of Northern Colorado.

There is no arrangement or understanding with any person pursuant to which Mr. Scheirman was selected as a director. Mr. Scheirman’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors. The Company confirms there is no transaction between Mr. Scheirman and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Tavares, age 45, will serve as a member of the Nominating and Corporate Governance Committee. Mr. Tavares is the President and Chief Executive Officer of The CardLinx Association, a payments and digital media association serving the card-linked industry, a role he has held since August 2013.  Prior to that, Mr. Tavares served as the Senior Vice President, Global Head of Information Products at Visa Inc. (NYSE:V) from May 2012 to August 2013.  Before joining Visa, Mr. Tavares was Senior Vice President, General Manager Global Information and Analytics at First Data Corporation (NYSE:FDC) from December 2006 to May 2012. Mr. Tavares holds a Bachelor of Science Degree in Electrical and Computer Engineering from Tufts University, a Master of Business Administration from Boston College and a Juris Doctor from the Boston University School of Law.

There is no arrangement or understanding with any person pursuant to which Mr. Tavares was selected as a director. Mr. Tavares’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors. The Company confirms there is no transaction between Mr. Tavares and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description
99.1	Press Release dated October 5, 2016 regarding the appointment of Scott Scheirman and Silvio Tavares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: October 5, 2016	By:	/s/ Steven Montross
	Name:	Steven Montross
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 5, 2016 regarding the appointment of Scott Scheirman and Silvio Tavares.